Exhibit 99.2

GUIDEWIRE SOFTWARE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On February 16, 2017 (the "Acquisition Date"), pursuant to the Agreement and Plan of Merger entered into on December 18, 2016, Guidewire Software, Inc., a Delaware corporation (hereinafter referred to as "Guidewire", "the Company", "we," "our," "us" and similar terms unless the context indicates otherwise) completed its acquisition of ISCS, Inc., a California Subchapter S Corporation (“ISCS”) (the “Acquisition”). The following unaudited pro forma condensed combined financial information presents the historical condensed combined financial statements of Guidewire and ISCS after giving effect to Guidewire's acquisition of ISCS based on the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of October 31, 2016 is presented as if the Acquisition occurred on October 31, 2016. The unaudited pro forma condensed combined statements of income for the three months ended October 31, 2016 and for the year ended July 31, 2016 are presented as if the Acquisition occurred on August 1, 2015, the first day of our 2016 fiscal year.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the Acquisition have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification 805, Business Combinations, and reflect the preliminary allocation of the purchase price to the acquired assets and assumed liabilities based upon a preliminary estimate of fair values, using available information and the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. These preliminary values may change in future reporting periods upon finalization of the valuation, which will occur no later than the third quarter of fiscal 2018.

The unaudited pro forma condensed combined financial information included herein was derived from our historical consolidated financial statements. We have a fiscal year end of July 31 whereas ISCS has historically had a December 31 fiscal year end. In order to conform the ISCS historical financial information to our fiscal periods, the ISCS historical financial information included herein is derived from the ISCS historical results as of and for the three months ended October 31, 2016 and for the twelve months ended July 31, 2016. Additionally, we have reclassified certain line items within the ISCS historical financial information to conform to the presentation of our consolidated financial statements.

The historical condensed combined financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the Company's historical consolidated financial statements included in the Company's Annual Report on Form 10-K as of and for the year ended July 31, 2016, Quarterly Report on Form 10-Q as of and for the quarterly period ended October 31, 2016, and the historical financial statements of ISCS as of and for the year ended December 31, 2016 contained in this Form 8-K/A.

The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the Acquisition been consummated as of the dates indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the Acquisition may differ significantly from those that are reflected in the unaudited pro forma condensed combined financial information for a number of reasons, including the effects of applying final purchase accounting and the incremental costs incurred to integrate the two companies.

GUIDEWIRE SOFTWARE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
AS OF OCTOBER 31, 2016
(in thousands)

	Historical		Pro Forma Adjustments
	Guidewire	ISCS			Pro Forma
	(As reported)	(As adjusted)			Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$131,063	$—	$(111,683)	(a)(l)	$19,380
Short-term investments	399,279	—	(25,524)	(a)	373,755
Accounts receivable	55,132	6,099	—		61,231
Prepaid expenses and other current assets	20,019	1,078	1,847	(b)	22,944
Total current assets	605,493	7,177	(135,360)		477,310
Long-term investments	155,856	—	(18,478)	(a)	137,378
Property and equipment, net	13,010	1,212	(545)	(c)	13,677
Intangible assets, net	28,166	—	53,800	(d)	81,966
Deferred tax assets, net	45,571	—	128	(f)	45,699
Goodwill	46,343	—	96,178	(e)	142,521
Other assets	8,955	377	(252)	(g)	9,080
TOTAL ASSETS	$903,394	$8,766	$(4,529)		$907,631
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$10,566	$4,721	$(4,721)	(h)	$10,566
Accrued employee compensation	19,594	1,574	(1,574)	(h)	19,594
Deferred revenues, current	63,023	10,925	(9,427)	(i)	64,521
Other current liabilities	6,887	5,510	(2,151)	(h)(j)	10,246
Total current liabilities	100,070	22,730	(17,873)		104,927
Deferred revenues, noncurrent	5,788	24,645	(24,492)	(i)	5,941
Other liabilities	3,317	63	(63)	(h)	3,317
Total liabilities	109,175	47,438	(42,428)		114,185
STOCKHOLDERS’ EQUITY:
Common stock	7	—	—		7
Additional paid-in capital	761,906	(3,526)	3,526	(k)	761,906
Accumulated other comprehensive loss	(7,667)	—	—		(7,667)
Retained earnings	39,973	(35,146)	34,373	(k)(l)	39,200
Total stockholders’ equity	794,219	(38,672)	37,899		793,446
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$903,394	$8,766	$(4,529)		$907,631

GUIDEWIRE SOFTWARE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED OCTOBER 31, 2016
(in thousands, except share and per share amounts)

	Historical		Pro Forma Adjustment		Pro Forma Combined
	Guidewire	ISCS
	(As reported)	(As adjusted)
Revenues:
License and other	$38,721	$916	$(907)	(m)	$38,730
Maintenance	16,532	692	(178)	(m)	17,046
Services	38,874	11,141	(563)	(m)	49,452
Total revenues	94,127	12,749	(1,648)		105,228
Cost of revenues:
License and other	2,430	87	2,706	(p)	5,223
Maintenance	3,325	—	—		3,325
Services	36,264	9,161	123	(o)(q)	45,548
Total cost of revenues	42,019	9,248	2,829		54,096
Gross profit:
License and other	36,291	829	(3,613)		33,507
Maintenance	13,207	692	(178)		13,721
Services	2,610	1,980	(686)		3,904
Total gross profit	52,108	3,501	(4,477)		51,132
Operating expenses:
Research and development	30,750	2,411	243	(o)(q)	33,404
Sales and marketing	25,500	1,115	437	(o)(p)	27,052
General and administrative	14,160	1,883	(433)	(n)(o)(q)	15,610
Total operating expenses	70,410	5,409	247		76,066
Loss from operations	(18,302)	(1,908)	(4,724)		(24,934)
Interest income (expense), net	1,342	(43)	—		1,299
Other income (expense), net	(681)	66	—		(615)
Loss before income taxes	(17,641)	(1,885)	(4,724)		(24,250)
Benefit from income taxes	(9,783)	—	(2,475)	(r)	(12,258)
Net loss	$(7,858)	$(1,885)	$(2,249)		$(11,992)
Net loss per share:
Basic	$(0.11)				$(0.16)
Diluted	$(0.11)				$(0.16)
Shares used in computing net loss per share:
Basic	73,293,467				73,293,467
Diluted	73,293,467				73,293,467

GUIDEWIRE SOFTWARE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED JULY 31, 2016
(in thousands, except share and per share amounts)

	Historical		Pro Forma Adjustment		Pro Forma Combined
	Guidewire	ISCS
	(As reported)	(As adjusted)
Revenues:
License and other	$219,751	$3,827	$(3,512)	(m)	$220,066
Maintenance	59,931	2,351	(617)	(m)	61,665
Services	144,764	38,096	(2,160)	(m)	180,700
Total revenues	424,446	44,274	(6,289)		462,431
Cost of revenues:
License and other	7,184	157	10,825	(p)	18,166
Maintenance	11,547	—	—		11,547
Services	133,103	31,685	485	(o)(q)	165,273
Total cost of revenues	151,834	31,842	11,310		194,986
Gross profit:
License and other	212,567	3,670	(14,337)		201,900
Maintenance	48,384	2,351	(617)		50,118
Services	11,661	6,411	(2,645)		15,427
Total gross profit	272,612	12,432	(17,599)		267,445
Operating expenses:
Research and development	112,496	10,070	952	(o)(q)	123,518
Sales and marketing	92,765	5,181	1,749	(o)(p)	99,695
General and administrative	50,914	8,018	(171)	(n)(o)(q)	58,761
Total operating expenses	256,175	23,269	2,530		281,974
Income (loss) from operations	16,437	(10,837)	(20,129)		(14,529)
Interest income (expense), net	4,850	(50)	—		4,800
Other income (expense), net	(505)	70	—		(435)
Income (loss) before income taxes	20,782	(10,817)	(20,129)		(10,164)
Provision for (benefit from) income taxes	5,806	—	(11,593)	(r)	(5,787)
Net income (loss)	$14,976	$(10,817)	$(8,536)		$(4,377)
Net income (loss) per share:
Basic	$0.21				$(0.06)
Diluted	$0.20				$(0.06)
Shares used in computing net income (loss) per share:
Basic	72,026,694				72,026,694
Diluted	73,765,960				72,026,694

GUIDEWIRE SOFTWARE, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	BASIS OF PRO FORMA PRESENTATION

The historical financial information has been adjusted to give pro forma effect to events that are: (a) directly attributable to the Acquisition, (b) factually supportable, and (c) with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing impact on the combined results. The unaudited pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed, and have been prepared to illustrate the estimated effect of the Acquisition. The final determination of the purchase price allocation will be based on the final valuation of the fair values of assets acquired and liabilities assumed.

The unaudited pro forma condensed combined financial information as of and for the three months ended October 31, 2016 and for the year ended July 31, 2016 were derived from the unaudited condensed consolidated financial statements from Guidewire’s Quarterly Report on Form 10-Q for the three months ended October 31, 2016 and the audited consolidated financial statements from Guidewire’s Annual Report on Form 10-K for the year ended July 31, 2016, respectively. ISCS historical financial information was derived from the unaudited ISCS historical results as of and for the three months ended October 31, 2016 and for the year ended July 31, 2016. Additionally, we have reclassified certain line items within the ISCS historical financial information to conform to the presentation of our consolidated financial statements.

2.	SIGNIFICANT ACCOUNTING POLICIES

The unaudited pro forma condensed combined financial information has been compiled using the significant accounting policies as set forth in our audited consolidated financial statements for the year ended July 31, 2016. Based on the procedures performed to date, the accounting policies of ISCS are similar in most material respects to those of ours. As more information becomes available, we will complete a more detailed review of the ISCS accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements.

3. PRELIMINARY PURCHASE CONSIDERATION AND PURCHASE PRICE ALLOCATION

The gross purchase price of the Acquisition was $160 million, subject to certain adjustments including a net working capital adjustment. These adjustments reflected herein to determine the purchase consideration are preliminary and may change as the Company finalizes these adjustments during the measurement period based on new information as it becomes available. The preliminary purchase consideration is $154.9 million.

The Acquisition was accounted for as a business combination. As part of the preliminary purchase price allocation, the Company determined that ISCS’s separately identifiable intangible assets were developed technology, customer contracts and related relationships, and order backlog. The Company utilized the discounted cash flow methodology and the profit allocation methodology under the income approach to estimate the fair values of the intangible assets. The Company used the cost build-up approach to estimate the fair value of deferred revenue by estimating the costs related to fulfilling the obligation plus an additional markup for an assumed operating margin to reflect the profit a third party would expect to realize on the costs incurred. These fair value measurements were based on significant inputs that were not observable in the market and thus represents a Level 3 measurement. The valuation models were based on estimates of future operating projections of ISCS and rights to sell new products containing the acquired technology as well as judgments on the discount rates used and other variables. The Company developed forecasts based on a number of factors including future revenue and operating cost projections, a discount rate that is representative of the weighted average cost of capital, in addition to royalty and long-term sustainable growth rates based on a market analysis. The Company is amortizing the acquired intangible assets over their estimated useful lives as set forth in the table below.

The allocation of the purchase consideration is preliminary pending the final valuation of intangible and tangible assets acquired and liabilities assumed and is therefore subject to potential future measurement period adjustments. The preliminary allocation of the purchase consideration is as follows:

	Preliminary Purchase Price Allocation	Estimated Useful Lives
	(in thousands)	(in years)
Acquired assets, net of assumed liabilities	$4,806
Developed technology	43,300	4
Customer contracts and related relationships	7,000	9
Order backlog	3,500	4
Deferred tax assets	128
Goodwill	96,178
Total preliminary purchase consideration	$154,912
The goodwill of $96.2 million arising from the Acquisition consists largely of the acquired workforce, the expected company-specific synergies and the opportunity to expand the Company’s customer base. The goodwill recognized is expected to be deductible for income tax purposes.

4. UNAUDITED PRO FORMA ADJUSTMENTS

The following is a description of the unaudited pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements:

Adjustments to the unaudited pro forma condensed combined balance sheet as of October 31, 2016 (in thousands):

(a) To record the liquidation of $25,524 of short-term investments, $18,478 of long-term investments and $110,910 reduction in cash and cash equivalents used to fund the Acquisition for total consideration paid of $154,912.
(b) To record an indemnification asset of $1,847 related to amounts held in escrow for the settlement of certain ISCS pre-acquisition state sales tax liabilities.
(c) To record the fair value adjustment of ($545) to ISCS depreciable property and equipment.
(d) To record the estimated fair value of acquired intangible assets as set forth below:

Developed technology	$43,300
Customer contracts and related relationships	7,000
Order backlog	3,500
Total acquired intangible assets	$53,800

(e) To record estimated acquired goodwill of $96,178 in connection with the Acquisition.
(f) To record a deferred tax asset of $128 related to the fair value of deferred revenue.
(g) To record the settlement of $252 in ISCS related party receivables.
(h) To record the settlement of certain ISCS obligations per the terms of the Agreement and Plan of Merger as set forth below:

Accounts payable	$4,721
Accrued employee compensation	1,574
Other current liabilities:
Related party loan	1,500
Revolving line of credit	563
Other liabilities:
Capital lease obligation	63
Total settled liabilities	$8,421

(i) To record the fair value adjustment to deferred revenue, current of ($9,427) and deferred revenue, noncurrent of ($24,492).
(j) To record the write-off of ISCS historical deferred rent of $88.
(k) To record the elimination of ISCS historical equity.
(l) To record $773 of estimated transaction costs incurred and paid subsequent to the balance sheet date.

Adjustments to the unaudited pro forma condensed combined pro forma statements of income for the three months ended October 31, 2016 and for the fiscal year ended July 31, 2016 (in thousands):

(m) To record a reduction in revenue related to the estimated fair value of the acquired deferred revenue:

	Three Months Ended October 31, 2016	Year ended July 31, 2016
License and other	$(907)	$(3,512)
Maintenance	(178)	(617)
Service	(563)	(2,160)
Total revenue reduction	$(1,648)	$(6,289)

(n) To eliminate acquisition-related transaction costs that were incurred by ISCS and Guidewire during the periods presented:

	Three Months Ended October 31, 2016	Year ended July 31, 2016
General and administrative	$(432)	$(167)

(o) To record the estimated stock-based compensation expense related to equity awards granted to employees of ISCS:

	Three Months Ended October 31, 2016	Year ended July 31, 2016
Cost of services revenues	$216	$855
Research and development	283	1,104
Sales and marketing	24	96
General and administrative	13	51
Total stock-based compensation expense	$536	$2,106

(p) To record the estimated amortization expense related to the intangible assets acquired utilizing the estimated useful lives as set forth in Note 3:

	Three Months Ended October 31, 2016	Year ended July 31, 2016
Cost of license revenues	$2,706	$10,825
Sales and marketing	413	1,653
Total amortization adjustment	$3,119	$12,478

(q) To record the estimated decrease in depreciation expense related to the reduction in property and equipment acquired:

	Three Months Ended October 31, 2016	Year ended July 31, 2016
Cost of services revenues	$(93)	$(370)
Research and development	(40)	(152)
General and administrative	(14)	(55)
Total amortization adjustment	$(147)	$(577)

(r) To record the tax effects of the unaudited pro forma adjustments and to reflect ISCS as a C Corporation calculated at the statutory tax rate for each period presented:

	Three Months Ended October 31, 2016	Year ended July 31, 2016
Provision for (benefit from) income taxes	$(2,475)	$(11,593)